EXHIBIT 5

                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW
                               125 HALF MILE ROAD
                               POST OFFICE BOX 190
                          MIDDLETOWN, NEW JERSEY 07748
                                 (732) 741-3900
                               FAX: (732) 224-6599
                              441 EAST STATE STREET
                            TRENTON, NEW JERSEY 08625
                                 (609) 695-3900

                           PLEASE REPLY TO: MIDDLETOWN

                                   ----------

                                   May 8, 2006

FSM-Delaware, Inc.
922 Highway #33
Building 6, Suite 1
Freehold, New Jersey 07728

Gentlemen:

      We refer to the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") filed by FSM-Delaware, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the registration of the following securities which are proposed to be offered and issued by the Company pursuant to the Agreement and Plan of Share Exchange annexed as Annex I to the Proxy Statement/ Prospectus included in the Registration Statement (the "Exchange Agreement").

      We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

      Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of act contained in the documents that we have examined, we are of the opinion that the Common Stock has been duly authorized and will, when issued in accordance with the terms of the Exchange Agreement, be validly issued, fully paid and non-assessable.

  GIORDANO, HALLERAN & CIESLA
  A PROFESSIONAL CORPORATION
       ATTORNEYS AT LAW

FSM-Delaware, Inc.
May 8, 2006
Page 2

      The opinions expressed herein are limited to the corporate law of the State of Delaware as currently in effect and reported judicial decisions interpreting Delaware corporate law and no opinion is expressed with respect to any other laws or any effect that such laws may have on the opinions expressed herein. The opinion stated herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Proxy Statement/ Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        GIORDANO, HALLERAN & CIESLA
                                        A Professional Corporation

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